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                                                                Exhibit 99.2



[ANHEUSER BUSCH logo]                                                  NEWS




For more information, contact
Carlos Ramirez (314) 577-9629



FOR IMMEDIATE RELEASE
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                 ANHEUSER-BUSCH ANNOUNCES DIVIDEND INCREASE
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         ST. LOUIS, July 27, 2005 - Patrick Stokes, president and chief executive officer of Anheuser-Busch Cos. Inc. today announced that the Board of Directors has increased the regular quarterly dividend on the company's common stock to 27 cents, from 24 1/2 cents per share, an increase of 10.2 percent. This marks the 29th consecutive year of Anheuser-Busch dividend increases. The new dividend rate is payable September 9, 2005, to shareholders of record on August 9, 2005.

         Based in St. Louis, Anheuser-Busch Cos. Inc. is the leading U.S. brewer and holds a 50 percent share in Grupo Modelo, Mexico's leading brewer. The company also is one of the largest theme park operators in the United States, is a major manufacturer of aluminum cans and is the world's largest recycler of aluminum beverage containers.



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